                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 204.14a-12

                       SUBURBAN OSTOMY SUPPLY CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act
     Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     --------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     5) Total fee paid:

     --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     --------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     3)  Filing Party:

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     4)  Date Filed:

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

                       SUBURBAN OSTOMY SUPPLY CO., INC.

                 NOTICE OF THE 1997 SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 19, 1997

To the Stockholders:

  The 1997 Special Meeting in Lieu of Annual Meeting of the Stockholders of SUBURBAN OSTOMY SUPPLY CO., INC. will be held on Wednesday, February 19, 1997, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purposes:

    1. To elect Joseph F. Trustey as a Director, to serve for a term of three years.

    2. To amend the Company's Bylaws to change the date on which the Company's annual meeting of stockholders shall be held to the second Wednesday in February each year.

    3. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on January 15, 1997, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          STEPHEN N. ASCHETTINO, Clerk

Holliston, Massachusetts
January 17, 1997

                       SUBURBAN OSTOMY SUPPLY CO., INC.
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Suburban Ostomy Supply Co., Inc. (the "Corporation"), for use at the 1997 Special Meeting in lieu of Annual Meeting of Stockholders to be held on Wednesday, February 19, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is on or about January 15, 1997.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholders. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock issued, outstanding, and entitled to vote are required to be present in person, or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The election of the nominee for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of meeting.

  The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph, and in person, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

  The Corporation's principal executive offices are located at 75 October Hill Road, Holliston, Massachusetts 01746, telephone number (508) 429-1000.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on January 15, 1997, are entitled to notice of and to vote at the meeting. On that date, the Corporation had, outstanding and entitled to vote, 10,415,750 shares of Common Stock, no par value per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

  Pursuant to the Restated Articles of Organization of the Corporation, as amended, and Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified, or until he sooner dies, resigns, or is removed. The Corporation presently has a Board of Directors of four members.

  The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. In the event that the nominee(s) should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute nominee(s) as the Board of Directors may recommend. The nominee is not related to any Executive Officer of the Corporation or its subsidiaries.

  Nominees. Set forth below is the nominee for election as Director and certain information about him.

                             YEAR FIRST
                             ELECTED A  POSITION WITH THE CORPORATION OR PRINCIPAL
    NAME OF NOMINEE      AGE  DIRECTOR    OCCUPATION DURING THE PAST FIVE YEARS
    ---------------      --- ---------- ------------------------------------------
Nominated for a term
 ending in 2000:
Joseph F. Trustey.......  34    1995     General Partner of Summit Partners, a
                                         venture capital firm since January
                                         1996. Vice President of Summit
                                         Partners from December 1994 until
                                         January 1996. Prior to that, strategy
                                         consultant with Bain & Co., Inc.

  Other Directors. Set forth below are the Corporation's other directors and certain information about them.

                              YEAR FIRST
                              ELECTED A  POSITION WITH THE CORPORATION OR PRINCIPAL
    NAME OF NOMINEE       AGE  DIRECTOR    OCCUPATION DURING THE PAST FIVE YEARS
    ---------------       --- ---------- ------------------------------------------
Serving a term ending in
 1998:
Donald H. Benovitz......   55    1987     President and Chief Operating Officer
                                          of the Company since 1987
Serving a term ending in
 1999:
Herbert P. Gray.........   62    1977     Chairman of the Board of Directors and
                                          Chief Executive Officer of the Company
                                          since 1979
Martin J. Mannion.......   37    1995     General Partner of Summit Partners
                                          since 1987. Director of numerous
                                          private companies.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During fiscal 1996, there were four meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee.

  The Audit Committee of the Board of Directors reviews, with the Corporation's independent auditors, the scope of the audit for the year, the results of the audit when completed, and the independent auditors' fees for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews, with management, various matters related to its internal accounting controls. The present members of the Audit Committee are Martin J. Mannion and Joseph F. Trustey, both of whom became members of the Audit Committee in June 1996. The Audit Committee was formed in 1996 in anticipation of the Corporation's initial public offering.

                  SECURITY OWNERSHIP OF PRINCIPAL HOLDERS OF
                  VOTING SECURITIES, DIRECTORS, AND OFFICERS

  The following information is furnished as of January 15, 1997 with respect to Common Stock of the Corporation beneficially owned, within the meaning of Rule 13d-3, by any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation, by all Directors of the Corporation and nominees, by all executive officers of the Corporation and by all Directors and executive officers of the Corporation as a group. Unless otherwise indicated, the named individuals held sole voting and investment power over the shares listed below.

NAME AND ADDRESS OF BENEFICIAL OWNER AND                 AMOUNT AND NATURE OF PERCENT
          NAME OF DIRECTOR(8)             TITLE OF CLASS BENEFICIAL OWNERSHIP OF CLASS
----------------------------------------  -------------- -------------------- --------
Herbert P. Gray(1)................         Common Stock         715,627          6.5%
Donald H. Benovitz(2).............         Common Stock         320,329          3.1%
Stephen N. Aschettino(3)..........         Common Stock          98,161            *
Patrick Bohan(4)..................         Common Stock         129,166          1.2%
John Manos(5).....................         Common Stock          51,061            *
Martin J. Mannion(6)..............         Common Stock       3,937,831         37.8%
Joseph F. Trustey(6)..............         Common Stock       3,937,831
All Directors and officers as a
 group (10 persons)...............         Common Stock       5,135,875(7)      49.1%
                                                              =========         ====

--------
* Less than 1.0%

(1) Includes options currently exercisable to purchase 61,993 shares of Common Stock and 33,634 shares as to which the beneficial owner has voting power as trustee for two separate trusts.
(2) Includes options currently exercisable to purchase 41,329 shares of Common Stock and 33,634 shares as to which the beneficial owner has investment power as trustee for two separate trusts..
(3) Includes options currently exercisable to purchase 51,661 shares of Common Stock.
(4) Includes options currently exercisable to purchase 82,666 shares of Common Stock.
(5) Includes options currently exercisable to purchase 7,745 shares of Common Stock.
(6) Reflect the shares held by Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P., in each of which this beneficial owner is a general partner. The beneficial owner disclaims beneficial ownership of these shares.
(7) Included in this figure are 23,234 shares purchasable by certain officers and Directors under options presently exercisable.
(8) The address of each beneficial owner is Suburban Ostomy Supply Co., Inc.,
    75 October Hill Road, Holliston, MA 01746.

                              BOARD OF DIRECTORS
                       REPORT ON EXECUTIVE COMPENSATION

  The Corporation's executive compensation is supervised by the Board of Directors. Compensation paid to the Corporation's executive officers is intended to reflect the responsibility associated with each executive's position, the past performance of the specific executive, the goals of management, and the profitability of the Corporation.

  Executive compensation is designed to be competitive within the wholesale distribution industry and other companies of comparable size and in order to attract and retain talented and motivated individuals in key positions. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Corporation performance, as well as individual performance. The Board of Directors will exercise its discretion to set compensation where, in its judgment, external or individual circumstances warrant it. The compensation of Mr. Gray, Chief Executive Officer of the Corporation, was based upon an employment agreement between the Corporation and Mr. Gray. Although Mr. Gray's compensation is not directly tied to any particular measurement of the financial performance of the Corporation during the Corporation's fiscal year, the Board of Directors does exercise discretion in assessing the Corporation's performance and adjusting the compensation of the Chief Executive Officer accordingly.

  The Corporation utilizes a compensation system comprised of base salaries, annual bonuses, and stock option awards.

  The Board of Directors reviews executive officer compensation annually.

  Executive officers are eligible to receive annual cash bonuses upon achievement of predetermined performance targets.

  The Board of Directors may award stock options under the Corporation's 1995 Stock Option Plan to executive officers and their employees of the Corporation. Stock options under each of these plans are designed to provide incentive to the Corporation's employees to increase the market value of the Corporation's stock, thus linking corporate performance and stockholder value to executive compensation.

  1995 Stock Option Plan. The 1995 Plan provides for the granting of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options, each in such amounts, on such terms, and to such officers and other employees of the Corporation as the administrators of the 1995 Plan, in accordance with the terms of the 1995 Plan, may select. The 1995 Plan is administered by the Board of Directors. A total of 665,570 shares of Common Stock are reserved for issuance pursuant to the 1995 Plan. As of January 15, 1997, options to purchase an aggregate of 620,000 shares of Common Stock have been granted to five executive officers of the Corporation, two of whom are directors of the Corporation, at an exercise price of $.81 per share. In addition, options to purchase an aggregate of 29,450 shares of Common Stock have been granted to a number of employees of the Corporation, none of whom are directors of the Corporation, at an exercise price of $1.62 per share. These options vest 20% per year for the first two years after grant and at 12% per year thereafter, and are intended to be "incentive stock options," as defined in Section 422 of the Code.

  The 1995 Plan will terminate on July 3, 2005, but the Board of Directors may, at any time, terminate, modify, or amend the 1995 Plan; provided, however, that the Board of Directors may not, without the approval of the Stockholders of the Corporation, increase the maximum number of shares for which options may be granted, change the designation of the class of persons eligible to receive options under the 1995 Plan, or make any other change in the 1995 Plan which requires stockholder approval under applicable law or regulations.

                                          BOARD OF DIRECTORS

                                          Herbert P. Gray
                                          Donald H. Benovitz
                                          Martin J. Mannion
                                          Joseph F. Trustey

                         BOARD OF DIRECTORS INTERLOCKS
                           AND INSIDER PARTICIPATION

  Messrs. Gray, Benovitz, Mannion and Trustey served as members of the Board of Directors during all of fiscal 1996 and participated in Board of Directors' deliberations on executive compensation. Mr. Gray served as Chief Executive Officer and Chairman of the Board of the Corporation during fiscal 1996. Neither Mr. Mannion nor Mr. Trustey was an officer or employee of the Corporation or any of its subsidiaries during fiscal 1996.

                     EXECUTIVE OFFICERS OF THE CORPORATION

  Information required by Item 7(b) of Schedule 14A with respect to executive officers of the Corporation is set forth below. The executive officers of the Corporation are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

  Herbert P. Gray, 62, has been the Chairman of the Board and Chief Executive Officer of the Corporation since 1979.

  Donald H. Benovitz, 55, has been the President and Chief Operating Officer of the Corporation since 1987. Prior to his employment with the Corporation, Mr. Benovitz worked for Medi-Mart Drug Stores, a regional drug store chain, serving in various capacities, including Vice President of Corporate Pharmacy Operations and President.

  Stephen N. Aschettino, 47, has been the Vice President and Chief Financial Officer of the Corporation since 1991 and Vice President, Treasurer and Clerk since 1992. Prior to that time he served as Vice President and General manager for Woodcraft Supply Company, a national direct marketer and distributor of specialty woodworking tools and equipment.

  Patrick Bohan, 40, joined the Corporation as Vice President of Sales and Marketing in 1990. Prior to that time, he was Vice President of Sales and Marketing for H. L. Moore, a national direct marketing wholesaler of pharmaceuticals, over-the-counter and home health care products.

  John Manos, 40, has been the Vice President of MIS and Operations of the Corporation since 1992. Prior to that time, Mr. Manos served as Director of management Information Systems at National Medical Care, a division of W. R. Grace.

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended August 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                       ANNUAL COMPENSATION             COMPENSATION
                                -------------------------------------- ------------
                                                                        SECURITIES   ALL OTHER
                         FISCAL                           OTHER ANNUAL  UNDERLYING  COMPENSATION
       NAME               YEAR  SALARY ($)   BONUS ($)    COMPENSATION OPTIONS (#)     ($)(1)
       ----              ------ ----------   ---------    ------------ ------------ ------------
Herbert P. Gray.........  1996   150,000(2)     60,000       2,393           --         --
                          1995   324,722(2)        --          --        186,000        --
                          1994   366,000(2)     54,000         --            --         --
Donald B. Benovitz......  1996   195,000(2)     78,000       1,081           --         --
                          1995   192,907(2)        --          --        124,000        --
                          1994   195,000(2)  1,836,695         --            --         --
Stephen N. Aschettino...  1996   115,000        71,000         --            --         --
                          1995   115,000           --          --        115,000        --
                          1994   115,000       385,079         --            --         --
Patrick Bohan...........  1996   130,000        52,000         --            --         --
                          1995   130,000           --          --            --         --
                          1994   130,000       440,459         --            --         --
John G. Manos...........  1996   100,000        50,000         --            --         --
                          1995   100,000       300,000(3)      --            --         --
                          1994    93,462        83,695         --            --         --

--------

(1) Does not include other benefits that did not exceed inthe aggregate $50,000 or 10% of total annual salary and bonus reported for the named executive officer.
(2) Does not include compensation paid to the spouses of Messrs. Gray and Benovitz, each of whom is an employee of the Company.
(3) Bonus paid by the Company to Mr. Manos at the time of the Company's July 3, 1995 Recapitalization with proceeds from capital contributions from certain stockholders.

  The Company made no grant of options to purchase its common stock to any of its officers or directors during fiscal 1996.

OPTION GRANTS IN LAST FISCAL YEAR

  There were no option grants in fiscal 1996 to the named executive officers.

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND 8/31/96 OPTION VALUES

  The following table provides information on the value of the named executive officer's option exercises in fiscal 1996 and unexercised options as of August 31, 1996.

                                                NUMBER OF UNEXERCISED     VALUE OF IN-THE-MONEY
                                                 OPTIONS AT 8/31/96       OPTIONS AT 8/31/96(1)
                                              ------------------------- -------------------------
                           SHARES
                          ACQUIRED    VALUE
NAME                     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
John Manos .............    7,750
 Vice President of MIS     15,500    $260,167   12,927       118,823     $144,654    $1,329,629

--------
(1) Value of unexercised stock options represents the difference between the exercise price of the stock options and an assumed market price at $12.00 per share on August 31, 1996.

                              AMENDMENT OF BYLAWS

  There will be presented at the meeting a proposal to amend the Corporation's Amended and Restated Bylaws ("Bylaws") in order to change the date on which the Annual Meeting of Stockholders is held each year from the second Wednesday in December to the second Wednesday in February. The Board of Directors has approved and adopted the amendment to the Bylaws, subject to stockholder approval. The Board of Directors recommends that the stockholders approve the amendment to the Bylaws. The affirmative vote of the holders of at least a majority of the Corporation's common stock voting in person or by proxy at the meeting will be required for such approval.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ending August 31, 1996.

  The Board of Directors engaged Arthur Andersen LLP, certified public accountants, as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ending August 31, 1996. A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons owning more than 10% of the outstanding Common Stock of the Corporation, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater than 10% holders of Common Stock are required, by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished, as provided above, the Corporation believes that during fiscal 1996, there was compliance with all
Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock.

                          DEADLINES FOR SUBMISSION OF
                             STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1998 must be received at the Corporation's principal executive offices in Holliston, Massachusetts, on or before December 16, 1997. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                 OTHER MATTERS

  Management knows of no matters that properly may be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

  The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) also may solicit proxies by telephone, telegraph, and in person, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals, at the expense of the Corporation.

                                  10-K REPORT

  THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO STEPHEN N. ASCHETTINO, CHIEF FINANCIAL OFFICER, SUBURBAN OSTOMY SUPPLY CO., INC., 75 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          Stephen N. Aschettino

Holliston, Massachusetts
January 17, 1997